UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3550 John Hopkins Court, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 431-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 21, 2013, Michael Zak notified us that he was resigning as a member of our Board of Directors, effective March 31, 2013. Mr. Zak’s resignation does not involve any disagreement with us, our management or our Board of Directors.

(d) On February 21, 2013, our Board of Directors appointed Holger Liepmann to serve as a director of the Company with such appointment becoming effective March 31, 2013. Following his appointment becoming effective, Mr. Liepmann will be a director of the class of directors next scheduled for election or re-election, as applicable, by our stockholders at our 2015 annual stockholders’ meeting. In addition, following his appointment becoming effective, Mr. Liepmann shall receive the same compensation for his service on our Board of Directors that we provide to our other non-employee directors, namely, an annual retainer of $25,000 and a fee of $1,500 per Board of Director meeting attended, and we also expect Mr. Liepmann at such time to receive a stock option to purchase up to approximately 6,000 shares of our common stock, pursuant to the terms of our 2010 Equity Incentive Plan and consistent with our most recent initial option grants to other new non-employee directors. Additionally, upon his appointment becoming effective, Mr. Liepmann shall enter into our standard form of indemnification agreement in the form attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. Mr. Liepmann has not been appointed to serve on any committee of our Board of Directors following his appointment becoming effective.

Mr. Liepmann, 61, most recently served as Executive Vice President of Global Nutrition at Abbott Laboratories, a leading global health care company, until his retirement April 1, 2011. After joining Abbott in 1986 and prior to his appointment as Executive Vice President of Global Nutrition in 2006, Mr. Liepmann held various positions of increasing responsibility at Abbott, including as Executive Vice President, Pharmaceutical Products Group. Before joining Abbott, Mr. Liepmann served as a Marketing Manager, Europe of Cutter Laboratories, a subsidiary of Bayer AG. Mr. Liepmann holds a B.A. in Psychology from Dartmouth College and an M.B.A from Stanford University.

Mr. Zak’s contemplated resignation from our Board of Directors, effective March 31, 2013, and the appointment of Mr. Liepmann to our Board of Directors, effective upon the effectiveness of Mr. Zak’s resignation, were announced in a press release dated February 26, 2013, which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Indemnity Agreement entered into between Verenium Corporation and its directors and executive officers, filed as an exhibit to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 7, 2007, and incorporated herein by reference.

99.1	Press Release of Verenium Corporation dated February 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: February 26, 2013	By:	/s/ James E. Levine
	Name:	James E. Levine
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnity Agreement entered into between Verenium Corporation and its directors and executive officers, filed as an exhibit to the registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 7, 2007, and incorporated herein by reference.

99.1	Press Release of Verenium Corporation dated February 26, 2013.